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                                                                      EXHIBIT 5

                                 ALSTON&BIRD

                             One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, Georgia 30309-3424

                                404-881-7000
                      Fax: 404-881-7777  Telex: 54-2996






                                June 18, 1996



Friedman's Inc.
4 West State Street
Savannah, Georgia 31401

     Re: Friedman's Inc. 1995 Stock Option Plan

Gentlemen:

     This opinion is given in connection with the filing by Friedman's Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") with respect to up to 120,000 shares (the "Shares") of the $.01 par value Class A Common Stock of the Company (the "Class A Common Stock") to be issued to employees of the Company pursuant to the Friedman's Inc. 1995 Stock Option Plan (the "Plan").

     We have examined such corporate records and documents as we deemed relevant and necessary to enable us to give the opinion set forth herein, including the Certificate of Incorporation and Bylaws of the Company, as amended, the Plan, and resolutions of the Board of Directors of the Company authorizing the Plan.

     For purposes of this opinion, we assume that all Shares will be issued in accordance with the Plan.

     Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plan, will be duly authorized, legally issued and fully paid and non-assessable under the Delaware General Corporation Law as in effect on this date.




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     We hereby consent to the use of this opinion as an Exhibit to the
Registration Statement.

                               Sincerely yours,



                                ALSTON & BIRD

                                By: /s/ M. Hill Jeffries
                                    -------------------------



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